Yield Plus Class Action Litigation

Plaintiff
Defendants Named
Venue/Judge/Date Filed/Case No.
Mike
Labins

Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
N.D. Cal.
Hon. William H. Alsup
03/18/08
08-cv-01510
Gerry
Hageman

Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
N.D. Cal.
Hon. Claudia Wilken
03/31/08
08-cv-01733
R. Daniel
Bohl

Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Schwab Investments
Yield Plus Fund
Byerwalter
Dorward
Hasler
Holmes
Smith
Stephens
Wilsey
Hand
D. Mass.
Hon. Richard G. Stearns
04/08/08
08-cv-10593
Arnita
Coleman

Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
D. Mass.
Hon. Richard G. Stearns
04/11/08
08-cv-10626
W. Merrill
Glasgow

Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
N.D. Cal.
Hon. Susan Illston
04/11/08
08-cv-01936
Hugh John Tully &
Penelope Carol Tully
Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
Schwab Investments
S.D.N.Y.
Hon. Barbara S. Jones
04/16/08
08-cv-03652
Nils Flanzraich
&
Jill Flanzraich
Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
Schwab Investments
Yield Plus Fund Select
Shares
N.D. Cal.
Hon. William H. Alsup
04/16/08
08-cv-01994
Vinayak R. Pai
Defined Benefits
Pension Plan
Schwab Corporation
CS & Co.
CSIM
Schwab (Mr.)
Dilsaver
Merk
Pereira
Schwab Investments
Byerwalter
Dorward
Hasler
Holmes
Smith
Stephens
Wilsey
Hand
Lyons
N.D. Cal.
Hon. Samuel Conti
04/21/08
08-cv-02058



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